UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2007

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item7.01.	Regulation FD Disclosure

On May 23, 2007, Organic To Go Food Corporation (the “Company”) updated its website with materials in the form of an investor slideshow presentation (the “Presentation”). A copy of the Presentation is attached hereto as Exhibit 99.1.

The Presentation contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in the Presentation are forward looking statements and, although the Company believes that the expectations reflected in such forward looking statements are reasonable, the Company cannot give assurances that such expectations will prove to be correct. The Company’s business and financial results are subject to various risks and uncertainties that may cause actual results to differ materially from its expectations. The Company does not intend to provide updated information other than as otherwise required by applicable law.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Act or the Exchange Act. Additionally, the submission of the report on Form 8-K is not an admission of the materiality of any information in this report that is required to be disclosed solely by Regulations FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Investor Slideshow Presentation, dated May 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATON

Date: May 23, 2007	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Investor Slideshow Presentation, dated May 23, 2007